UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2024

Aileron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38130	13-4196017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12407 N. Mopac Expy., Suite 250, #390 Austin, Texas		78758
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (737) 802-1989

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange On which registered
Common Stock, $0.001 par value per share	ALRN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 26, 2024, Aileron Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Agreement”) with Citizens JMP Securities, LLC, as agent and/or principal (the “Agent”), pursuant to which the Company may offer and sell shares of its common stock, $0.001 par value per share, from time to time up to amounts to be determined through or to the Agent (the “Offering”). The Company filed a prospectus supplement with the Securities and Exchange Commission (the “SEC”) to register shares of common stock having an aggregate offering price of up to $50,000,000 (the “Shares”) in connection with the Offering (the “Prospectus Supplement”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-265470) filed with the SEC on June 8, 2022, which became effective on June 16, 2022 (as it may be amended or supplemented, the “Registration Statement”).

Upon delivery of a placement notice to the Agent and subject to the terms and conditions of the Agreement, the Agent may sell the Shares in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, including sales made directly on or through the Nasdaq Capital Market.

The Company or the Agent may suspend or terminate the offering of Shares upon notice to the other party, subject to certain conditions. The Agent is not required to sell any specific amount of Shares, but will act as sales agent using commercially reasonable efforts consistent with its normal sales and trading practices and applicable state and federal law, rules and regulations and the rules of The Nasdaq Stock Market LLC.

The Company has agreed to pay the Agent commissions for its services of acting as agent of 3.0% of the gross proceeds from the sale of the Shares pursuant to the Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights with respect to certain liabilities.

A copy of the Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 8.01	Other Items.

Effective on July 26, 2024, the Company terminated its Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC and William Blair & Company, L.L.C., dated January 29, 2021 (the “Prior Agreement”) related to the offer and sale of shares of the Company’s common stock in at the market offerings. On July 26, 2024, the Company filed a prospectus supplement terminating the offer and sale of shares in at the market offerings pursuant to the Prior Agreement.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated July 26, 2024, by and between Aileron Therapeutics, Inc. and Citizens JMP Securities, LLC.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aileron Therapeutics, Inc.

Date: July 26, 2024	By:	/s/ Brian Windsor
	Name:	Brian Windsor, Ph.D.
	Title:	President and Chief Executive Officer